Foresters Investment Management Company, Inc.                                                T 212 858 8144

40 Wall Street, 10th Floor                                                                                         F 212 858 8119

New York, NY 10005

                                                                                                                                     forestersfinancial.com

                    March 11, 2016

VIA EDGAR

Securities and Exchange Commission

450 5th Street

Judiciary Plaza

Washington, D.C. 20549

Gentlemen:

In accordance with the provisions of Section 17(g) of the Investment Company Act of 1940 and Rule 17g-1 promulgated thereunder, enclosed are the following documents covering our Joint Fidelity Bond with St. Paul Fire and Marine Insurance Company.1

        1. Copy of the Investment Company Blanket Bond (Fidelity Bond) from

            St. Paul Fire and Marine Insurance Company, covering the period January 15, 2016 to January 15, 2017.

                                        2. "Insurance Agreement Among Insureds" as required by Rule 17g-1(f).

        3. Copy of the Resolutions that were approved by all the Trustees at the Trustees' Meeting held on November 19, 2015 including a majority of those who are not "interested persons," regarding the amount, type, form and coverage of the Fidelity Bond.

        4. Statement indicating the amount of the single insured bond which

        Is required of each registered investment company as of September 30, 2015.

        5. Statement as to the period for which premiums have been paid.

1 The St. Paul Fire and Marine Insurance Company Joint Fidelity Bond provides $5,000,000 of our $20,000,000 joint fidelity bond coverage.  A joint fidelity bond issued by ICI Mutual Insurance Company provides the remaining $15,000,000 of coverage.

Foresters FinancialTM and ForestersTM are trade names and trademarks of The Independent Order of Foresters (a fraternal benefit society) and its subsidiaries, including Foresters Investment Management Company, Inc.

Securities and Exchange Commission                                                                                                         March 11, 2016

                                                                                -2-

These documents are being filed on behalf of:

First Investors Equity Funds

(Equity Income, Global, Growth & Income, International, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Income Funds

(Cash Management, Floating Rate, Fund For Income, Government, International Opportunities Bond, Investment Grade, Limited Duration High Quality Bond and Strategic Income)

First Investors Life Series Funds

(Cash Management, Equity Income, Fund For Income, Government, Growth & Income, International, Investment Grade, Limited Duration High Quality Bond, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds

(Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia Fund)

                                                                                                                                Very truly yours,

                                                                                                                                    /s/ Mary Carty

                                                                                                                                    Mary Carty

                                                                                                                                    Secretary

                                                                                                                                    First Investors Funds

RESOLUTIONS - BOARD MEETING

November 19, 2015

RESOLVED, that, with due consideration of all relevant factors including, but not limited to, the value of the aggregate assets of the funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the portfolios of each fund, it is the determination of the Trustees, including a majority of the Independent Trustees, that the renewals of the Joint Fidelity Bonds with Travelers and ICI Mutual, as presented to the Board, be and hereby are approved by the Board; and it was

FURTHER RESOLVED, that, taking into consideration all relevant factors in relation to the Joint Fidelity Bonds, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the Joint Fidelity Bonds, the amount of the premiums for the Joint Fidelity Bonds, the ratable allocations of the premiums among all parties named as insureds, and the extent to which the share of the premiums allocated to each fund is less than the premium such fund would have to pay if it had provided and maintained a single fidelity bond, the portion of the premiums to be paid by each fund for the foregoing Joint Fidelity Bonds, as presented to the Board, are hereby approved; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that each fund's participation in the Joint D&O/E&O Policies is in the best interests of the fund and that the renewals of the Joint D&O/E&O Policies, as presented to the Board, be and hereby are approved; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that the proposed allocations of the premiums for the Joint D&O/E&O Policies, as presented to the Board, are fair and reasonable to each fund in light of the amount of the premium that each insured would pay if it purchased and maintained a single D&O/E&O policy; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that each fund's participation in the IDL Policies is in the best interests of the fund and that the renewals of the IDL Policies, as presented to the Board, be and hereby are approved by the Board; and it was

FURTHER RESOLVED, that, with due consideration of all relevant factors, it is the determination of the Trustees, including a majority of the Independent Trustees, that the proposed allocations of the premiums for the IDL Policies, as presented to the Board, are fair and reasonable to each fund in light of the amount of the premium that each insured would pay if it purchased and maintained a single IDL policy; and it was

FURTHER RESOLVED, that the Officers of the funds are hereby authorized to execute on behalf of the funds the Joint Fidelity Bonds, the Joint D&O/E&O Policies and the IDL Policies, as well as the Agreement among the jointly insured parties regarding the allocation of premiums for and the share of recovery from the Joint Fidelity Bonds as required by Rule 17g-l(f) under the 1940 Act; and it was

    FURTHER RESOLVED, that FIMCO is hereby directed to:

1.  File with the SEC within 10 days after receipt of an executed copy of each Joint Fidelity Bond, or amendment thereof, (i) a copy of the Bond, (ii) a copy of each resolution of the Board, including a majority of Board members who are not "interested persons," approving the amount, type, form, coverage of each such Bond and the portion of the premium to be paid by each fund, (iii) a statement showing the amount of a single insured bond which each fund would have provided and maintained had it not been named as an insured under a Joint Fidelity Bond, (iv) a statement as to the period for which the premiums for such Bond have been paid, (v) a copy of each agreement between the funds and all other named insureds entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

2.  File with the SEC, in writing, within five days after the making of a claim under a Joint Fidelity Bond by the fund, a statement of the nature and amount of claim thereof;

3.  File with the SEC, within five days of the receipt thereof, a copy of the terms of the settlement of any claim made under a Joint Fidelity Bond by the fund; and

4.  Notify by registered mail each member of the Board at his or her last known residence of (i) any cancellation, termination or modification of the Joint Fidelity Bond not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim under the bond by the fund at the time the filings required under clauses 2 and 3 above are made, and (iii) the filing and proposed terms of settlement of any claim under a Bond by any other named insured within five days of the receipt of a notice from the fidelity insurance company.

INSURANCE AGREEMENT AMONG INSUREDS

REQUIRED BY RULE 17g-1 (f)

(St. Paul Fire and Marine Insurance Company)

First Investors Equity Funds (Equity Income, Global, Growth & Income, International, Opportunity, Real Estate, Select Growth, Special Situations and Total Return); First Investors Income Funds (Cash Management, Balanced Income, Floating Rate, Fund For Income, Government, International Opportunities Bond, Investment Grade, Limited Duration High Quality Bond Fund, Strategic Income); First Investors Life Series Funds (Cash Management, Balanced Income, Equity Income, Fund For Income, Government, Growth & Income, International, Investment Grade, Limited Duration High Quality Bond, Opportunity, Real Estate , Select Growth, Special Situations and Total Return); First Investors Tax-Exempt Funds (Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania and Virginia), all of which are registered management investment companies, together with First Investors Life Variable Annuity Fund A (Separate Account A), First Investors Life Level Premium Variable Life Insurance Separate Account B (Separate Account B), First Investors Life Variable Annuity Fund C (Separate Account C), First Investors Life Variable Annuity Fund D (Separate Account D), First Investors Life Separate Account E, Foresters Financial Services, Inc., Foresters Investment Management Company, Inc., Foresters Investor Services, Inc., Foresters Financial Profit Sharing Plan and Foresters Financial 401(k) Employee Savings Plan are named as insureds in a joint fidelity bond with St. Paul Fire and Marine Insurance Company. The Fidelity Bond with St. Paul Fire and Marine Insurance Company provides coverage for $5,000,000 for theft, misplacement and in transit losses. Pursuant to Rule 17g-1(f) of the Investment Company Act of 1940, each of the undersigned hereby agrees that in the event recovery is received under said bond as a result of a loss sustained by any one of the registered management investment companies and one or more of the other named insureds, each such registered management investment company shall receive an equitable and proportionate share of the recovery, at least equal to the amount each would have received had

INSURANCE AGREEMENT AMONG INSUREDS

REQUIRED BY RULE 17g-1(f) - CONTINUED

(St. Paul Fire and Marine Insurance Company)

single insured bonds, with minimum coverage as required by Rule 17g-1(f) of the Investment Company Act of 1940, been provided and maintained by each registered management investment company.

First Investors Equity Funds

(Equity Income, Global, Growth & Income, International, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Income Funds

(Cash Management, Balanced Income, Floating Rate, Fund For Income, Government, International Opportunities Bond, Investment Grade, Limited Duration High Quality Bond and Strategic Income)

First Investors Life Series Funds

(Cash Management, Balanced Income, Equity Income, Fund For Income, Government, Growth & Income, International, Investment Grade, Limited Duration High Quality Bond, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds

(Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia Fund)

FIRST INVESTORS FUNDS

ATTEST:

/s/ Carol Lerner Brown                                                                                                    BY: /s/ William M. Lipkus

Carol Lerner Brown                                                                                                             William M. Lipkus

Assistant Secretary                                                                                                             President

FIRST INVESTORS SEPARATE ACCOUNTS

ATTEST:

/s/ Carol Lerner Brown                                                                                                 BY: /s/ Carol E. Springsteen

Carol Lerner Brown, Secretary                                                                                         Carol E. Springsteen, President

Foresters Life Insurance                                                                                                     Foresters Life Insurance

and Annuity Company                                                                                                         and Annuity Company

FORESTERS INVESTMENT MANAGEMENT COMPANY, INC.

ATTEST:

/s/ Carol Lerner Brown                                                                                               BY: /s/ William M. Lipkus

Carol Lerner Brown                                                                                                         William M. Lipkus

Secretary                                                                                                                          Chairman

FORESTERS FINANCIAL SERVICES, INC.

ATTEST:

/s/ Carol Lerner Brown                                                                                            BY: /s/ Larry Noyes

Carol Lerner Brown                                                                                                       Larry Noyes

Assistant Secretary                                                                                                       President

FORESTERS INVESTOR SERVICES, INC.

ATTEST:

/s/ Carol Lerner Brown                                                                                                BY: /s/ Gregory Walter

Carol Lerner Brown                                                                                                         Gregory Walter

Secretary                                                                                                                           Senior Vice President

As of January 15, 2016

Dated this 11th day of March, 2016, in New York, NY

ST. PAUL FIRE AND MARINE INSURANCE COMPANY

STATEMENT AS TO THE PERIOD FOR WHICH

PREMIUMS HAVE BEEN PAID

The premiums for the Fidelity Bond for St. Paul Fire and Marine Insurance Company for the period January 15, 2016 to January 15, 2017 have been paid in full.

ST. PAUL FIRE AND MARINE INSURANCE COMPANY

JANUARY 15, 2016 - JANUARY 15, 2017

STATEMENT SHOWING THE AMOUNT OF SINGLE

INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT

COMPANY AS OF SEPTEMBER 30, 2015

REGISTERED INVESTMENT COMPANY                                                                                     BOND REQUIRED

                                                                                                                                                                    (Thousands)

First Investors Equity Funds                                                                                                                         $2,500

    First Investors Equity Income Fund

    First Investors Global Fund

    First Investors Growth & Income Fund

    First Investors International Fund

    First Investors Opportunity Fund

    First Investors Real Estate Fund

    First Investors Select Growth Fund

    First Investors Special Situations Fund

    First Investors Total Return Fund

First Investors Income Funds                                                                                                                     $1,700

    First Investors Cash Management Fund

    First Investors Floating Rate Fund

    First Investors Fund For Income

    First Investors International Opportunities Bond Fund

    First Investors Government Fund

    First Investors Investment Grade Fund

    First Investors Limited Duration High Quality Bond Fund

    First Investors Strategic Income Fund

First Investors Tax Exempt Funds                                                                                                             $1,250

    First Investors Tax Exempt Income Fund

    First Investors Tax Exempt Opportunities Fund

    First Investors California Tax Exempt Fund

    First Investors Connecticut Tax Exempt Fund

    First Investors Massachusetts Tax Exempt Fund

    First Investors Michigan Tax Exempt Fund

    First Investors Minnesota Tax Exempt Fund

    First Investors New Jersey Tax Exempt Fund

    First Investors New York Tax Exempt Fund

    First Investors North Carolina Tax Exempt Fund

    First Investors Ohio Tax Exempt Fund

    First Investors Oregon Tax Exempt Fund

    First Investors Pennsylvania Tax Exempt Fund

    First Investors Virginia Tax Exempt Fund

STATEMENT SHOWING THE AMOUNT OF SINGLE

INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT

COMPANY AS OF SEPTEMBER 30, 2015 - Continued

REGISTERED INVESTMENT COMPANY                                                                                                 BOND REQUIRED

                                                                                                                                                                                 (Thousands)

First Investors Life Series Funds                                                                                                                             $1,250

    First Investors Cash Management Fund

    First Investors Equity Income Fund

    First Investors Fund For Income

    First Investors Government Fund

    First Investors Growth & Income Fund

    First Investors International Fund

    First Investors Investment Grade Fund

    First Investors Limited Duration High Quality Bond Fund

    First Investors Opportunity Fund

    First Investors Real Estate

    First Investors Select Growth Fund

    First Investors Special Situations Fund

    First Investors Total Return Fund